Exhibit 10.10b

November 9, 2012 (the “Effective Date”)

SolarCity Corporation

3055 Clearview Way

San Mateo, CA 94127

RE:	Consent Regarding Elmsford Landlord Waiver

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of September 10, 2012 (the “Revolving Credit Agreement”) among SolarCity Corporation, a Delaware corporation (“Borrower”), the guarantors thereunder, the Lenders thereunder (“Revolving Lenders”), Bank of America, N.A., as administrative agent (in such capacity, “Revolving Facility Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager.

Pursuant to Section 6.18(a) of the Revolving Credit Agreement, Borrower is required to deliver, within sixty (60) days of the Closing Date (i.e., on or before November 9, 2012), to Revolving Facility Agent and each Lender, a duly executed landlord waiver (the “Elmsford Landlord Waiver”) for the property located at 203 Ridgewood Drive, Elmsford, New York 10523 (the “Elmsford Premises”). Borrower has informed Revolving Facility Agent that it will be unable to deliver the Elmsford Landlord Waiver by November 9, 2012.

Revolving Facility Agent and Revolving Lenders (by their acceptance and agreement below) hereby consent and authorize the Borrower (i) on or before December 9, 2012, to deliver the Elmsford Landlord Waiver in form and substance reasonably satisfactory to the Revolving Facility Agent; or (ii) on or before December 31, 2012, to provide evidence, in form and substance reasonably satisfactory to the Revolving Facility Agent, that the aggregate value of the personal property Collateral located at the Elmsford Premises does not exceed $1,000,000. Revolving Facility Agent and Revolving Lenders further agree that such consents and authorization shall be deemed to have been provided as of the Effective Date.

The consents set forth above shall be effective only in this specific instance and for the specific purpose for which they are given, and such consents shall not entitle Borrower to any other or further consent or waiver in any similar or other circumstances. The consents set forth above shall be limited precisely as written and shall not be deemed to (a) be a waiver or modification of any other term or condition of the Revolving Credit Agreement or any other Loan Document (as defined in the Revolving Credit Agreement) or (b) prejudice any right or remedy which Revolving Facility Agent or Revolving Lenders may now have or may have in the future under or in connection with the Revolving Credit Agreement or any Loan Document (as defined in the Revolving Credit Agreement).

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic transmission shall also deliver an original executed counterpart of this letter agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.

Please acknowledge your receipt of this letter agreement and acceptance of the foregoing terms and conditions by signing and dating the enclosed counterpart of this letter agreement where indicated below and returning the same to the undersigned as soon as possible.

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If the foregoing is in accordance with your understanding, please sign and return this letter agreement to us.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:	/s/ Dora Brown
Dora Brown
Vice President

Consent Letter (Landlord Waiver) - Revolving Credit Agreement

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A.,
as Revolving Lender

By:	/s/ Thomas R. Sullivan
Name:	Thomas R. Sullivan
Title:	Senior Vice President

Consent Letter (Landlord Waiver) - Revolving Credit Agreement

BRIDGE BANK, NATIONAL ASSOCIATION,
as a Revolving Lender

By:	/s/ Molly Hendry
Name:	Molly Hendry
Title:	Vice President

Consent Letter (Landlord Waiver) - Revolving Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Revolving Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Director

By:	/s/ Wei-Jen Yuan
Name: Wei-Jen Yuan
Title: Associate

Consent Letter (Landlord Waiver) - Revolving Credit Agreement

SILICON VALLEY BANK,
as a Revolving Lender

By:	/s/ Dan Baldi
Name: Dan Baldi
Title: Deal Team Leader

Consent Letter (Landlord Waiver) - Revolving Credit Agreement

SOLARCITY CORPORATION

By:	/s/ Robert Kelly
Name: Robert Kelly
Title: Chief Financial Officer

Consent Letter (Landlord Waiver) - Revolving Credit Agreement